UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

LANDMARK LAND COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-08755 (Commission File Number)	77-0024129 (IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

     On November 5, 2004, the Company’s Board of Directors appointed a number of individuals to senior management positions. Set forth below is a table indicating the individual, the age of the individual and the position(s) to which such individual was appointed:

Name	Age	Position

Gerald G. Barton	73	Chief Executive Officer
William W. Vaughan, III	52	President, General Counsel and Assistant Secretary
Joe V. Olree	65	Senior Vice President and Chief Financial Officer
James C. Cole	54	Senior Vice President — Golf Operations
Gary R. Kerney	62	Senior Vice President — Real Estate Operations
Gerald D. Barton	46	Senior Vice President — International Operations

Mr. Gerald G. Barton has been President and Chief Executive Officer since September 1971. He became Chairman of the Board of Directors during 1985. Mr. Barton’s son, Gerald D. Barton, is a Senior Vice President of the Company and Mr. Barton’s son-in-law, William W. Vaughan, III, is President, General Counsel, Assistant Secretary and Director of the Company.

Mr. Vaughan has been Vice President and General Counsel since 1982 and a Director of the Company since 1987.

Mr. Olree has been a Vice President since 1982 and Chief Financial Officer since 2001. Prior to 2001, Mr. Olree was Chief Financial Officer of KES, Inc. (see discussion below).

Mr. Cole has been a Vice President of the Company since 1982 and has been involved in the Company’s golf operations since 1977.

Mr. Kerney has been a Vice President of the Company since 1974 and has been involved in the Company’s real estate development operations since that date.

Mr. Gerald D. Barton has been a Vice President of the Company since 1986 and has been involved in developing KES, Inc.’s and the Company’s international operations for the past 5 years.

     During 2002, the Company entered into a month-to-month management agreement with KES, Inc., an Ohio corporation (“KES”) under which KES would identify and quantify the Company’s assets and liabilities, manage the day-to-day affairs of the Company and prepare a plan for the Company’s future business activities. Each of the aforementioned individuals was an owner and director or officer of KES. The fee paid to KES for such services was $50,000 to $75,000 per month, plus out-of-pocket and other expenses. On October 1, 2003, the Company acquired KES. The transaction was negotiated and approved by a committee consisting of the current independent directors of the Company with the assistance of the investment banking concern, Christenberry Collet and Company, Inc. who rendered an opinion which stated the transaction was fair, from a financial point of view, to the shareholders of the Company. As a result of the transaction, the aforementioned individuals received direct and/or beneficial interest in common stock of the Company, which shares were previously held as treasury stock. The number of common shares received by each individual as a result of the transaction is set forth below:

Name	Shares Received

Gerald G. Barton	228,810
William W. Vaughan, III	297,453
Joe V. Olree	228,810
James C. Cole	228,810
Gary R. Kerney	343,215
Gerald D. Barton	297,453

As a part of the acquisition of KES in 2003, the Company acquired Delos Partners, Inc. One of Delos Partners, Inc.’s liabilities is an obligation to pay an affiliate of Mr. Gerald G. Barton approximately $756,000 as of the date hereof. The KES purchase transaction is described in greater detail in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003, which report was filed on March 26, 2004.

In addition, on October 1, 2004, the Company’s wholly-owned subsidiary, DPMG Inc. purchased South Padre Island Development, L.P. (“South Padre”), the owner of South Padre Island golf club and its related residential lot and housing activities in the town of Laguna Vista, Texas. South Padre’s liabilities as of October 1, 2004 included approximately $704,000 payable to an affiliate of Mr. Gerald G. Barton. The South Padre purchase is described in greater detail in a current report on Form 8-K for the Company, which report was filed on October 6, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK LAND COMPANY, INC.
Dated: November 10, 2004	By:	/s/ Gerald G. Barton Gerald G. Barton Chairman and Chief Executive Officer

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